                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                         NATIONAL EDUCATION CORPORATION
                                       AT

                              $19.50 NET PER SHARE
                                       BY

                          NICK ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF

                             HARCOURT GENERAL, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON FRIDAY, MAY 16, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:                                                   April 21, 1997

     Enclosed for your consideration is an Offer to Purchase dated April 21, 1997 (the "Offer to Purchase") and the related Letter of Transmittal relating to an offer by Nick Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Harcourt General, Inc., a Delaware corporation, to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of National Education Corporation, a Delaware corporation (the "Company"), at a purchase price of $19.50 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

          1. The tender price is $19.50 per Share, net to the seller in cash without interest thereon.

          2. The Offer is made for all of the outstanding Shares.

          3. The Offer is conditioned upon, among other things, (1) Shares representing at least a majority of the total number of outstanding shares of Common Stock of the Company on a fully diluted basis (assuming conversion of all outstanding 6 1/2% Convertible Subordinated Debentures due 2011 of the Company and the exercise of all outstanding options) being validly tendered and not withdrawn prior to the expiration of the Offer,
     (2) the Agreement and Plan of Reorganization, dated as of March 12, 1997 (the "Sylvan Merger Agreement"), between the Company and Sylvan Learning Systems, Inc. ("Sylvan") having been terminated without any payments by or penalties to the Company (other than any applicable payments pursuant to Section 6.3 of the Sylvan Merger Agreement), (3) the Company not having entered into or effectuated any new or amended agreements with Sylvan or any other person or entity or otherwise having taken any action, including, without limitation, the declaration or payment of any dividend or distribution on the Shares, having the effect of impairing the ability of the Purchaser to acquire the Company or otherwise diminishing the expected economic value to the Purchaser of the acquisition of the Company, (4) the Purchaser being satisfied, in its sole discretion, that the unaffiliated stockholder vote specified in the Company's Restated Certificate of Incorporation would not be required prior to the consummation of the Proposed Harcourt Merger (as defined in the Offer to Purchase), and (5) the Purchaser being satisfied, in its sole discretion, that Section 203 of the Delaware General Corporation Law has been complied with in connection with the Purchaser's acquisition of the Company or is invalid or otherwise inapplicable to the Purchaser in connection with the Offer and the Proposed Harcourt Merger. The Offer is also subject to other terms and conditions. See the Introduction and Sections 1, 14 and 15 of the Offer to Purchase. The Offer is not conditioned on obtaining financing.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, May 16, 1997, unless the Offer is extended.

          6. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and thereby purchase all Shares validly tendered and not withdrawn in accordance with the procedures set forth in Section 4 of the Offer to Purchase on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Notwithstanding any other provision of the Offer, payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) Share Certificates for such Shares or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                         NATIONAL EDUCATION CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated April 21, 1997 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Nick Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Harcourt General, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of National Education Corporation, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

   NUMBER OF SHARES TO BE TENDERED*
                                                SHARES
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   DATED                                        , 1997
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                                  SIGN HERE

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                                SIGNATURES(S)

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                             PLEASE PRINT NAME(S)

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                                   ADDRESS

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                        AREA CODE AND TELEPHONE NUMBER

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                            TAX IDENTIFICATION OR
                            SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.